SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 19, 2002

United Park City Mines Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-3753 (Commission File Number)	87-0219807 (IRS Employer Identification #)

P.O. Box 1450, Park City, UT 84060

(Address of Principal Executive Office)

(801) 649-8011

(Registrant's telephone number, including area code)

Item 5. Other Events

On July 19, 2002, the Registrant, Capital Growth Partners, LLC ("CGP"), and Loeb Investors Co. XL ("Loeb") signed a Supplemental Stock Purchase Agreement (the "Supplemental Agreement"). Pursuant to the Supplemental Agreement, Loeb agreed to sell to CGP an additional 917,778.45 shares of the Registrant's common stock on terms identical to those in the Stock Purchase Agreement dated February 21, 2002, as amended (the "Agreement"), by and among the Registrant, CGP, Loeb and other stockholders of the Registrant. In connection with execution of the Supplemental Agreement, CGP paid an additional $250,000 into escrow as a purchase deposit. A copy of the Supplemental Agreement is attached hereto.

Also on July 19, 2002, CGP exercised a 30-day extension option pursuant to the terms of the Agreement. As a result of this extension, a $1,750,000 purchase deposit ($1,500,000 of the original deposit and the $250,000 deposit paid on July 19 as set forth above) became nonrefundable, except under certain circumstances provided in the Agreement. The parties continue to work towards closing the transactions contemplated by the Agreement and Supplemental Agreement.

Item 7. Exhibits

(c)

10.1 Supplemental Stock Purchase Agreement (the "Agreement") dated July 19, 2002, among Capital Growth Partners, LLC, Loeb Investors Co. XL and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARK CITY MINES COMPANY

By:  /s/  Joseph S. Lesser

     Joseph S. Lesser

     Chairman of the Board

Dated: July 22, 2002

Index to Exhibits

10.1    Supplemental Stock Purchase Agreement (the "Agreement") dated July 19, 2002, among Capital Growth Partners, LLC, Loeb Investors Co.
           XL and the Registrant.